Microfilm Number_____________       Filed with the Department of State on_______

Entity Number________________       ____________________________________________
                                                Secretary of the Commonwealth


                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                    DSCB:15-1507/4144/5507/6144/8506 (Rev 91

Indicate type of entity (check one):

   X    Domestic Business Corporation         ___ Foreign Nonprofit Corporation
------   (15 Pa.C.S.ss.1507)                       (15 Pa.C.S.ss.6144)


------  Foreign Business Corporation          ___ Domestic Limited Partnership
         (15 Pa.C.S.ss.4144)                        (15 Pa.C.S.ss.8506)

        Domestic Nonprofit Corporation
------    (15 Pa.C.S.ss.5507)


In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name of the corporation or limited partnership is: Pinnacle Foods, Inc.

2. The (a) address of this corporation's or limited partnership's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a) Suite 850, One Oxford Valley, Langhorne, PA     19047
         -----------------------------------------------------------------------
         Number of Street                City    State   Zip          County

     (b) c/o:________n/a________________________________________________________
         Name of Commercial Registered Office Provider                County

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3. (Complete part (a) or (b)):

     (a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

         934 North 3rd Street, Philadelphia,  PA     19123       Philadelphia
         ----------------------------------------------------------------------
         Number of Street         City       State    Zip          County

     (b) The registered office of the corporation or limited partnership shall be provided by:

         c/o: ___n/a____________________________________________________________
                  Name of Commercial Registered Office Provider    County

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

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4.  (Strike out if a limited  partnership):  Such change was  authorized  by the
Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer thereof this 20th day of August, 1999.


                                               PINNACLE FOODS, INC.
                                        -----------------------------
                                      (Name of Corporate/Limited Partnership



                                            BY:________________________________
                                                 (Signature)

                                                TITLE: Samuel Lundy, President
                                                       -----------------------


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